UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO 80014

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2019, we entered into a share exchange agreement pursuant to which we agreed to acquire the 100% membership interest in Vaxa Global, LLC, or Vaxa, from Easby Land & Cattle Company, LLC, or Easby, in exchange for 30,000,000 shares of our common stock and an earn-out arrangement for up to 20,000,000 additional shares of our common stock.

Vaxa owns a 100% membership interest in each of Ekstrak Labs LLC, or Ekstrak, and Gramz Holdings, LLC, or Gramz. Vaxa has been operating since 2014. Ekstrak has been operating since 2017. Gramz has been operating since 2015.

●	Vaxa grows CBD hemp focused plants.

●	Ekstrak extracts CBD hemp oil.

●	Gramz produces and sells CBD extract in the form of both isolate and full-spectrum oil, compounds, such as Gramz Herbal Topical and Gramz Whole Plant Matrix Sublingual Drops, which has been developed to exploit the medicinal and therapeutic benefits of hemp.

If the proposed acquisition is completed, we expect Vaxa will expand their operations to grow hemp on land owned, and with water supplied, by Two Rivers. This will provide additional hemp products to Ekstrak and Gramz.

We will issue to Easby a total of 30,000,000 shares of common stock at closing. In addition, we may be required to issue additional shares pursuant to an earn-out covenant in the share exchange agreement. The number of earn-out shares will equal the lesser of:

●	the quotient of (a) 10 times the consolidated earnings before income taxes, depreciation and amortization, or EBITDA, of Vaxa (including Ekstrak and Gramz) for the year ending March 31, 2020 (or, if the parties agree to extend the required closing date to a date not later than July 15, 2020, the year ending June 30, 2020), divided by $1.00; and

●	20,000,000.

It is expected that the earn-out shares, if any, would be issued by May 2020 (or by August 2020, if the parties extend the closing date as described in the preceding sentence).

The closing must occur on or before April 15, 2019, unless otherwise agreed upon by the parties. The closing is subject to standard conditions, as well as a requirement that we enter into an agreement with holders of outstanding preferred units of TR Capital Partners, LLC, or TRCP, pursuant to which all of the outstanding TRCP preferred units will be exchanged for shares of our common stock. We will seek to complete the exchange for TRCP preferred units in order to, among other things, significantly simplify our capital structure.

We cannot assure you that the proposed acquisition will be completed by April 15, 2019 or at all, or that we will achieve the intended benefits from the acquisition. Among other things, we may be unable to reach an agreement with holders of TRCP preferred units under which they agree to exchange the TRCP preferred units for common shares on terms that are acceptable to us, or at all.

The foregoing description of the share exchange agreement is a summary and is qualified in its entirety by the terms of the share exchange agreement, a copy of which is being filed as Exhibit 10.1 to this report.

On February 25, 2019, we issued a press release with respect to the proposed acquisition. The full text of the press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

GRAMZ is a trademark of Gramz. For convenience, this trademark appears in this report without ™ symbols, but that practice does not mean that Gramz will not assert, to the fullest extent under applicable law, its rights to the trademark.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this report no later than May 9, 2019, which is 71 days following the date this report is required to be filed.

(b) Pro Forma Financial Information.

The financial statements required by this Item 9.01(b) will be filed by amendment to this report no later than May 9, 2019, which is 71 days following the date this report is required to be filed.

(d) Exhibits.

The following Exhibit 10.1 is filed, and the following Exhibit 99.1 is furnished, as part of this report:

Exhibit	Description

10.1	Share Exchange Agreement dated February 22, 2019, between Two Rivers Water & Farming Company and Easby Land & Cattle Company, LLC

99.1	Press release of Two Rivers Water & Farming Company dated February 25, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: February 26, 2019	By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer

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